CUSIP No. 03782L101

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 30 TO THE SCHEDULE 13D

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
05/17/2022	Purchase	9,015	$50.78	(1)
05/17/2022	Purchase	12,384	$51.61	(2)
05/17/2022	Purchase	26,989	$52.00
05/18/2022	Purchase	5,782	$47.94	(3)
05/18/2022	Purchase	126,063	$48.54	(4)
05/18/2022	Purchase	29,331	$49.21	(5)
05/18/2022	Purchase	24,050	$50.47	(6)
05/18/2022	Purchase	8,323	$51.40	(7)
05/19/2022	Purchase	11,293	$48.66	(8)
05/19/2022	Purchase	27,394	$49.36	(9)
05/20/2022	Purchase	968	$45.98	(10)
05/20/2022	Purchase	11,035	$46.59	(11)
05/20/2022	Purchase	17,808	$47.39	(12)
05/20/2022	Purchase	5,904	$48.50	(13)
05/20/2022	Purchase	12,012	$49.61	(14)
05/20/2022	Purchase	9,621	$50.59	(15)
05/20/2022	Purchase	726	$51.00
05/24/2022	Purchase	19,528	$40.86	(16)
05/24/2022	Purchase	76,948	$41.48	(17)
05/24/2022	Purchase	3,581	$42.13	(18)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
05/17/2022	Purchase	300	$50.78	(1)
05/17/2022	Purchase	413	$51.61	(2)
05/17/2022	Purchase	899	$52.00
05/18/2022	Purchase	193	$47.94	(3)
05/18/2022	Purchase	4,201	$48.54	(4)
05/18/2022	Purchase	978	$49.21	(5)
05/18/2022	Purchase	802	$50.47	(6)
05/18/2022	Purchase	277	$51.40	(7)
05/19/2022	Purchase	373	$48.66	(8)
05/19/2022	Purchase	906	$49.36	(9)
05/20/2022	Purchase	32	$45.98	(10)
05/20/2022	Purchase	366	$46.59	(11)
05/20/2022	Purchase	591	$47.39	(12)
05/20/2022	Purchase	196	$48.50	(13)
05/20/2022	Purchase	398	$49.61	(14)
05/20/2022	Purchase	319	$50.59	(15)
05/20/2022	Purchase	24	$51.00
05/24/2022	Purchase	650	$40.86	(16)
05/24/2022	Purchase	2,564	$41.48	(17)
05/24/2022	Purchase	119	$42.13	(18)

9

CUSIP No. 03782L101

(1)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $50.13 to $51.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $51.00 to $51.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $47.80 to $47.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $48.00 to $48.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(5)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $49.00 to $49.88. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $50.00 to $50.98. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $51.04 to $52.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $48.37 to $48.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $49.04 to $49.50. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $45.98 to $45.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $46.00 to $47.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $47.00 to $47.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(13)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $48.00 to $49.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(14)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $49.00 to $49.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

10

CUSIP No. 03782L101

(15)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $50.00 to $50.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(16)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $40.67 to $40.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(17)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $41.00 to $41.98. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(18)

The price reported in this column is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $42.00 to $42.28. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

11